Exhibit 24
POWER OF ATTORNEY
 Know all by these presents, that the undersigned hereby constitutes and appoints each of Caroline
Beasley, Marie Tedesco and Chris Ornelas or any of them signing singly, and with full power of substitution,
the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or
director of Beasley Broadcast Group, Inc. (the "Company"), Forms 3, 4, and 5 in
accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or
amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it
being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to
this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-
fact may approve in such attorney-in-fact's discretion.
 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the
rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if
personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by
virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that
the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming,
nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.
 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required
to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by
the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.
 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
20th day of May, 2020.

/s/ Leslie V. Godridge
Leslie V. Godridge